UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

AmeriGas Partners, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 North Gulph Road King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 337-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Bonus Payments
On December 4, 2006, the Board of Directors of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P. (the “General Partner”), approved annual bonuses for fiscal year 2006 for Messrs. Bissell and Sheridan. Bonuses are earned pursuant to annual bonus plans and are based on the achievement of pre-approved financial and/or business performance objectives, which support business plans and strategic goals. The annual bonuses payable to the General Partner’s named executive officers for fiscal year 2006 are as follows:

		Bonus for Fiscal
Name	Title	Year 2006
Eugene V.N. Bissell	President & Chief Executive Officer	$188,805
Lon R. Greenberg	Chairman	$997,234
John L. Walsh	Vice Chairman	$511,168
Jerry E. Sheridan	Vice President — Finance & Chief Financial Officer	$77,279
Robert H. Knauss	Vice President, General Counsel & Secretary	$197,699
Bonuses reported for Messrs. Greenberg, Walsh and Knauss are paid by UGI Corporation, the parent of the General Partner, and are attributable to their positions with UGI Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGAS PARTNERS, L.P.

Date: December 8, 2006	By:	/s/ Margaret M. Calabrese

Margaret M. Calabrese
Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.